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                                                                     EXHIBIT 10Z


                             EMPLOYMENT AGREEMENT

THIS AGREEMENT, dated September 1, 1995, between Computer Network Technology Corporation, a Minnesota corporation with its principal place of business at 6500 Wedgwood Road, Maple Grove, Minnesota 55311 ("CNT"), and

                             Richard Helgeson
                             12937 197th Court NE
                             Woodinville, WA 98072

                             (Name and address of "Employee")

Employee desires to obtain employment or a promotion with CNT and CNT desires to employ or promote Employee subject to the terms and conditions contained in this Agreement.

1. EMPLOYMENT. CNT hereby employs or promotes Employee and Employee accepts employment or promotion, as the case may be, on the terms and conditions contained in this Agreement. In the course of Employee's employment, Employee will perform such duties as CNT assigns to him or her from time to time. Employee will serve CNT to the best of Employee's ability and devote Employee's full time, attention, and efforts to the business and affairs of CNT. Employee confirms that he or she is not bound by any commitment inconsistent with Employee's obligations in this Agreement. Employee acknowledges that Employee's employment by CNT is "at will," which means that either CNT or Employee may terminate Employee's employment at any time for any or no reason. Employee acknowledges that, except for the President, no employee of CNT possesses the authority to change Employee's "at will" status or promise employment for any particular duration.

2. TITLE. Employee's initial or new title with CNT will be Vice President of Sales. Employee acknowledges that CNT may change Employee's title from time to time in its discretion.

3. COMPENSATION. (a) Employee's initial or new salary will be $125,000 on an annualized basis, which salary will be paid in accordance with CNT's payroll procedures. In addition to such salary, Employee will be entitled to participate in CNT's Success Sharing Bonus Plan or any successor plan, in accordance with CNT's policies. Employee acknowledges that CNT may change Employee's compensation from time to time, up or down, in its discretion.

(b) In addition to the compensation described in Section 3(a), Employee will be entitled to participate in CNT's benefit plans (including paid time off) to the extent that Employee's position, tenure, salary, age, health, and other qualifications make him or her eligible to participate. Employee acknowledges that CNT may change or discontinue its benefit plans from time to time, in its discretion.
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4.  PROTECTION OF CONFIDENTIAL INFORMATION. For so long as Employee remains employed by CNT and at all times thereafter, Employee will not disclose or provide Confidential Information (as defined in Section 5) to any person except such persons, whether CNT employees or otherwise, whom Employee knows have been authorized by CNT to receive such information. Upon the termination of Employee's employment with CNT, Employee will return or destroy all Confidential Information, copies, and extracts thereof in Employee's possession.

5. DEFINITION OF CONFIDENTIAL INFORMATION. (a) "Confidential Information" includes Trade Secrets, Business Plans, Personnel Information, and Customer Information of CNT and its customers and other third parties with which it has established contractual relations, where:

(i) "Trade Secrets" means information that: (A) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The existence of a Trade Secret will not be negated merely because a person has acquired a Trade Secret without express or specific notice that it is a Trade Secret if, under all the circumstances, such person knows or has reason to know that the party who owns the information or has disclosed it intends or expects the secrecy of the type of information comprising the Trade Secret to be maintained;

(ii) "Business Plans" means, without limitation, any and all information pertaining to proposed products, proposed technologies, current or proposed marketing plans, current or proposed product tests, current or proposed product or service pricing, and financial projections;

(iii) "Personnel Information" means information about the names, addresses, duties, or other personal characteristics of employees of CNT, its customers, or others with which it has established contractual relations; and

(iv) "Customer Information" means the contractual terms and conditions, including prices, that CNT has established with any of its customers.

6. AGREEMENT NOT TO COMPETE. During Employee's employment by CNT and for 12 complete calendar months after the termination of such employment (whether such termination is with or without cause, or whether such termination is initiated by Employee or CNT), Employee will not, directly or indirectly, engage (as an owner, employee, consultant, or otherwise) in the design, development, manufacture, distribution, or marketing of any product or service that is similar to or directly or indirectly competes with any product or

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service being designed, developed, manufactured, distributed, or marketed by CNT during the term of Employee's employment by CNT. Ownership by Employee, as a passive investment, of less than 1% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market will not constitute a breach of this Section 6.

7. PATENTS, INVENTIONS, AND RELATED MATTERS. (a) Employee will promptly disclose in writing to CNT complete information concerning every invention or discovery, whether patentable or not, conceived or developed by Employee, either alone or with others, during Employee's employment by CNT or within six months thereafter, relating directly or indirectly to the business, products, or services of CNT ("Developments"). Employee acknowledges that, except as provided in Section 7(b), all Developments are the property of CNT and assigns to CNT all of Employee's interest in all Developments.

(b) The provisions of Section 7(a) will not apply to any Development meeting the following conditions: (i) such Development was developed entirely on Employee's own time; (ii) such Development was made without the use of any CNT equipment, supplies, or Trade Secrets (as defined in Section 5); (iii) such Development does not relate (A) directly to the business of CNT or (B) to CNT's actual or demonstratably anticipated research or development; and (iv) such Development does not result from any work performed by Employee for CNT.

(c) Upon request and without further compensation, but at no expense to Employee, and whether during the term of Employee's employment with CNT or thereafter, Employee will do all acts that CNT determines are necessary or appropriate to obtain, sustain, reissue, extend, and enforce patents on any and all of such Developments assigned to CNT, to perfect, affirm, and record CNT's complete ownership and title to such Developments, and to cooperate in all proceedings and matters relating to such Developments.

(d) Employee will keep complete and accurate notes, data, and records of all Developments assigned to CNT in the manner and form requested by CNT. Such notes, data, and records will be the property of CNT, and, upon its request, Employee will promptly surrender them to it.

(e) Employee has listed on Exhibit A attached to this Agreement all inventions and ideas to which Employee claims an interest as a result of events occurring before the commencement of Employee's employment or promotion by CNT.

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

8. ENFORCEMENT. Employee acknowledges that the imposition of damages would be inadequate upon a breach or threatened breach of this Agreement by Employee. Consequently, in the event of a breach or threatened breach and in addition to any other remedies that may be available to CNT, CNT will be entitled to obtain injunctive relief to enforce the provisions of this Agreement. Employee will indemnify and hold CNT harmless against any loss, cost, damage, or expense suffered by CNT as a result of Employee's breach of this Agreement.

9.  MISCELLANEOUS.

(A) ASSIGNMENT. This Agreement is personal to Employee and may not be assigned by him or her. This Agreement is binding on the successors of each party, including successors by operation of law. CNT may assign this Agreement upon notice to Employee.

(B) SEVERABILITY. If, but only to the extent that, any provision of this Agreement is declared or found to be unenforceable, then both parties will be relieved of all obligations arising under such provision to the extent necessary. If possible, another provision that is enforceable and achieves substantially the same objective will be substituted. If the remainder of this Agreement is not affected by such declaration or finding and is capable of substantial performance, then the remainder will be enforced to the extent permitted by law.

(C) AMENDMENT. No amendment, waiver, or discharge under this Agreement will be valid unless in writing and signed by the party against which such amendment, waiver, or discharge is sought to be enforced. Failure to enforce any provision of this Agreement will not constitute a waiver of any further enforcement of that provision or any other provision of this Agreement.

(D) ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to its subject matter and there are no oral or written representations, understandings, or agreements relating to this Agreement that are not fully expressed herein.

(E) GOVERNING LAW AND WAIVER OF RIGHT TO TRIAL BY JURY. This Agreement will be governed by the laws, other than choice of law rules, of the State of Minnesota. Employee waives the right to a trial by jury in connection with the resolution of any disputes that may arise under this Agreement.

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

(F) EFFECT OF AGREEMENT. THIS AGREEMENT IMPOSES OBLIGATIONS AND RESTRICTIONS ON EMPLOYEE THAT MAY, AMONG OTHER THINGS, INTERFERE WITH EMPLOYEE'S ABILITY TO SECURE ALTERNATIVE EMPLOYMENT UPON THE TERMINATION OF EMPLOYMENT WITH CNT. BY EXECUTING THIS AGREEMENT, EMPLOYEE REPRESENTS THAT HE OR SHE HAS THOROUGHLY REVIEWED ITS TERMS, HAS, IF HE OR SHE SO DESIRED, CONSULTED WITH AN ATTORNEY, AND THAT HE OR SHE ACKNOWLEDGES THAT THE TERMS AND CONDITIONS OF THIS AGREEMENT ARE REASONABLE UNDER THE CIRCUMSTANCES.

IN WITNESS WHEREOF, this Agreement has been signed and delivered by Employee and a duly authorized officer or representative of CNT as of the date above written.

                                    COMPUTER NETWORK TECHNOLOGY
                                    CORPORATION


/s/  Richard Helgeson               By /s/  Tom Morin
---------------------                  -------------------------------
     Employee                               Its Technical Recruiter
                                            --------------------------------

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

                                   EXHIBIT A
                                      TO
                             EMPLOYMENT AGREEMENT

Employee claims that the following inventions or ideas were conceived, developed, or purchased by Employee before the commencement of Employee's employment by CNT (attach a separate sheet if necessary):



[_] Employee does not claim any interest in any invention or idea as of the date hereof.

Do not disclose information you consider confidential. Use this space to describe briefly the product or process to which you claim an interest as well as such supporting documents as you believe would be helpful to identify the invention or idea, such as patent applications and notes indicating the relevant dates.


Date: ____________________, 199___.      ____________________________
                                               Employee

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